As filed with the Securities and Exchange Commission on May 31, 2007

Registration No. 333-141802

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTHWEST AIRLINES CORPORATION
(DEBTOR-IN-POSSESSION)
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

41-1905580

(I.R.S. Employer Identification No.)

2700 Lone Oak Parkway

Eagan, Minnesota 55121-1534

(612) 726-2111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael L. Miller

Vice President - Law and Secretary

Northwest Airlines Corporation
(Debtor-In-Possession)

2700 Lone Oak Parkway

Eagan, Minnesota 55121-1534

(612) 726-2111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth A Lefkowitz, Esq.

Gary J. Simon, Esq.

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, New York 10004-1482

(212) 837-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Prospectus

NORTHWEST AIRLINES CORPORATION

25,915,197 Shares of Common Stock

This prospectus relates to up to 25,915,197 shares of our common stock, par value $0.01 per share, which we sometimes refer to as our common stock, which may be offered for sale from time to time by the stockholders named under the heading “Selling Stockholders,” whom we refer to as the selling stockholders. The shares of our common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices or varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus and any prospectus supplement may be offered by the selling stockholders directly to investors or to or through underwriters, dealers or other agents. We do not know when or in what amounts a selling stockholder may offer these shares of common stock for sale. The selling stockholders may sell all, some or none of the shares of common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock sold by the selling stockholders.

Our common stock is listed on the New York Stock Exchange under the symbol “NWA.” On May 30, 2007, the last reported sale price of our common stock (on a when-issued basis) was $24.90. See “Plan of Distribution.”

Investing in our common stock involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 31, 2007

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
PROSPECTUS SUMMARY
RISK FACTORS
INCORPORATION BY REFERENCE
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DIVIDEND POLICY
THE REORGANIZATION
SELLING STOCKHOLDERS
DESCRIPTION OF CAPITAL STOCK
PLAN OF DISTRIBUTION
SHARES OF COMMON STOCK ISSUED IN THE REORGANIZATION ELIGIBLE FOR FUTURE SALES
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION

i

ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. The selling stockholders may offer and sell, from time to time, under this prospectus an aggregate of up to 25,915,197 shares of common stock. In some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about the selling stockholders and the terms on which they are offering and selling our common stock. We may also add, update or change in a prospectus supplement information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, before you make any investment decision.

On September 14, 2005, NWA Corp. and 12 of its direct and indirect subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code, which we refer to as “Chapter 11,” in the United States Bankruptcy Court for the Southern District of New York, which we refer to as the “Bankruptcy Court.” Subsequently, on September 30, 2005, NWA Aircraft Finance, Inc., an indirect subsidiary of NWA Corp., also filed a voluntary petition for relief under Chapter 11. We refer to NWA Corp. and such 13 subsidiaries collectively as the “Debtors.” The Bankruptcy Court is jointly administering these cases under the caption “In re Northwest Airlines Corporation, et al., Case No. 05-17930 (ALG).” On January 12, 2007, the Debtors filed with the Bankruptcy Court the Debtors’ Joint and Consolidated Plan of Reorganization Under Chapter 11.  On February 15, 2007, NWA Corp. filed with the Bankruptcy Court the First Amended Joint and Consolidated Plan of Reorganization under Chapter 11, which as amended or supplemented we refer to as the “Plan,” and the initial form of the disclosure statement relating to the Plan, which as amended or supplemented we refer to as the “Disclosure Statement.” On March 30, 2007, the Bankruptcy Court entered orders approving the Disclosure Statement and the equity commitment agreement dated February 12, 2007 among NWA Corp., Northwest Airlines, Inc., as guarantor, and J.P. Morgan Securities Inc., which we refer to as the “Equity Commitment Agreement.” On May 18, 2007, the Bankruptcy Court entered an order, which we refer to as the “Confirmation Order,” confirming the Plan and the Plan became effective on May 31, 2007, which we refer to as the “Effective Date”.

The selling stockholders named herein acquired their shares covered by this prospectus pursuant to the Plan, including in accordance with the Equity Commitment Agreement, both of which are more fully described herein and in the documents incorporated by reference herein. We agreed to use commercially reasonable efforts to register for resale the shares of our common stock covered by this prospectus.  See “The Reorganization — Equity Commitment Agreement.”

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement. Neither we nor any selling stockholder has authorized anyone to provide you with information different from that contained in this prospectus or any accompanying prospectus supplement.

In connection with the Plan, the Debtors were required to prepare projected financial information to demonstrate to the Bankruptcy Court the feasibility of the Plan and the ability of the Debtors to continue operations upon emergence from bankruptcy. Neither these projections, which are contained in a form of the Disclosure Statement previously filed with the SEC, nor any form of the Disclosure Statement should be considered or relied upon in connection with the purchase of our common stock. Neither the projections nor any form of the Disclosure Statement were prepared for the purpose of any offering of our common stock and have not been, and may not be, updated on an ongoing basis. The projections reflect numerous assumptions concerning our anticipated future performance and prevailing and anticipated market and economic conditions at the time they were prepared that were and continue to be beyond our control and that may not materialize. Projections are inherently subject to uncertainties and to a wide variety of significant business, economic and competitive

ii

risks, including those risks discussed under “Risk Factors” in this prospectus and incorporated by reference herein. Our actual results will vary from those contemplated by the projections and the variations may be material. As a result, you should not rely upon the projections or any form of the Disclosure Statement in deciding whether to invest in our common stock.

Except as otherwise noted or suggested by context, all references to our common stock and the capitalization of NWA Corp. contained in this prospectus mean our common stock outstanding and the capitalization of NWA Corp. on the Effective Date and all references to our “prior common stock” mean our common stock outstanding prior to such date.

The selling stockholders may only offer to sell, and seek offers to buy, shares of our common stock in jurisdictions where offers and sales are permitted. The information contained in this prospectus speaks only as of the date of this prospectus.

Certain consolidated financial statements incorporated by reference herein have been prepared in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code (“SOP 90-7”), and on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of post-petition liabilities in the ordinary course of business.  In accordance with SOP 90-7, the financial statements for the periods presented distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of NWA Corp.  Certain consolidated financial statements incorporated by reference herein include certain subsidiaries that did not file to reorganize under Chapter 11.  The assets and liabilities of these subsidiaries are not considered material to the consolidated financial statements.

In addition, the actual financial information incorporated by reference in this registration statement reflects the historical consolidated results of operations and financial condition of NWA Corp. for the periods presented. That financial information does not reflect, among other things, any effects of the transactions contemplated by the Plan or any fresh-start accounting, which NWA Corp. expects to adopt following the Effective Date. Thus, such financial information may not be representative of NWA Corp.’s results of operation or financial condition after the Effective Date.

iii

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

Our Company

Northwest Airlines Corporation, which we refer to as “NWA Corp.,” is the parent corporation of Northwest Airlines, Inc.  Unless otherwise indicated, the terms “we,” “us” and “our” refer to NWA Corp. and all consolidated subsidiaries.  Northwest Airlines, Inc. operates the world’s sixth largest airline, as measured by 2006 revenue passenger miles, and is engaged in the business of transporting passengers and cargo.  Northwest Airlines, Inc. began operations in 1926.  Northwest Airlines, Inc.’s business focuses on the operation of a global airline network through its strategic assets that include:

•                  domestic hubs at Detroit, Minneapolis/St. Paul and Memphis;

•                  an extensive Pacific route system with a hub in Tokyo;

•                  a transatlantic joint venture with KLM Royal Dutch Airlines, which operates through a hub in Amsterdam;

•                  a domestic and international alliance with Continental Airlines, Inc. and Delta Air Lines, Inc.;

•                  membership in SkyTeam, a global airline alliance with KLM, Continental, Delta, Air France, Alitalia, Aeroméxico, CSA Czech Airlines, Korean Air and Aeroflot;

•                  agreements with three domestic regional carriers, including Mesaba Aviation, Inc., a wholly-owned subsidiary, and Pinnacle Airlines, Inc., each of which operates as Northwest Airlink, and Compass Airlines, Inc., a wholly-owned subsidiary, which operates as a Northwest Airlink carrier; and

•                  a cargo business that operates a dedicated freighter fleet of aircraft through hubs in Anchorage and Tokyo.

Chapter 11 Reorganization

On January 12, 2007, the Debtors filed with the Bankruptcy Court an initial form of the Plan.  On February 15, 2007, NWA Corp. filed with the Bankruptcy Court an amended form of the Plan and the initial form of the Disclosure Statement.  On March 30, 2007, the Bankruptcy Court entered orders approving the Disclosure Statement and the Equity Commitment Agreement. On May 18, 2007, the Bankruptcy Court entered the Confirmation Order and on May 31, 2007, the Effective Date, NWA Corp. emerged from bankruptcy.

The Plan provided for the treatment of claims of creditors and the implementation of agreements with key labor groups, lenders and suppliers, as well as the raising of new equity capital by NWA Corp.  The Plan restructured NWA Corp.’s balance sheet through the elimination of all pre-petition unsecured debt. Under the Plan, (i) 225,788,536 shares of our common stock were issued to holders of certain general unsecured claims; (ii) 8,622,772 shares of our common stock were issued to such holders who also held a guaranty from a Debtor; (iii) 1,019,916 shares of our common stock were issued under a management equity plan; (iv) 1,862,581 shares of our common stock were sold pursuant to a rights offering, which we refer to as the “Rights Offering,” (v) 21,748,530 shares were purchased in accordance with the Equity Commitment Agreement and a related syndication agreement by J.P. Morgan Securities Inc. and other purchasers, which we refer to collectively as the “Backstop Purchasers,” all of whom provided a backstop to the Rights Offering; and (vi) 4,166,667 shares of our common stock also were purchased from NWA Corp. by J.P. Morgan Securities Inc. and the other Backstop Purchasers. Some or all of such purchasers also may have been entitled to certain of the shares referred to in clause (i) in partial satisfaction of unsecured claims held by them. The registration statement of which this prospectus forms a part relates to the proposed resale of such of the 21,748,530 shares of our common stock purchased by J.P. Morgan Securities Inc. and the other Backstop Purchasers and such 4,166,667 shares of our common stock purchased by J.P. Morgan Securities Inc. and the other Backstop Purchasers.  Shareholders of NWA Corp. prior to the Effective Date will receive no distributions under the Plan and their stock outstanding has been cancelled.

Corporate Information

Our principal executive offices are located at 2700 Lone Oak Parkway, Eagan, MN 55121-1534 and our telephone number at that address is (612) 726-2111.  Our principal website is located at http://www.nwa.com.

THE OFFERING

The selling stockholders may offer all, some or none of their shares of our common stock. Please see “Plan of Distribution.”

Outstanding common stock prior to and after this offering(1) . . . .	263,209,002 shares

Common stock that may be offered by the selling stockholders . .	Up to 25,915,197 shares

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	We will not receive any of the proceeds from this offering.

NYSE Symbol . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	NWA

Determination of Offering Price . . . . . . . . . . . . . . . . . . . . . . . . . .	The selling stockholders may sell all or any part of the shares of our common stock offered hereby from time to time at those prices as they may determine at the time of sale.

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

See the risks that are described under “Risk Factors” in this prospectus and included in our Annual Report on Form 10-K for the year ended December 31, 2006 and certain of our other filings with the SEC for a discussion of the factors you should consider carefully before deciding to invest in our common stock.

(1)          Represents the number of shares outstanding upon the Effective Date, and excludes any shares issuable pursuant to the exercise of stock options.

RISK FACTORS

You should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference herein, unless expressly provided otherwise, and, in particular, the risk factors described below and those described in our Annual Report on Form 10-K for the year ended December 31, 2006 and certain of our other filings with the SEC.  In addition, those risks described below, elsewhere in this prospectus and in any document incorporated by reference herein are not the only ones we are facing.  Such risks are considered to be the most material.  However, there may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results.  Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends and should not be used to anticipate results or trends in future periods.

Risks Related to Emergence from Bankruptcy

Our actual financial results may vary significantly from the projections filed with the Bankruptcy Court.

In connection with the Plan process, the Debtors were required to prepare projected financial information to demonstrate to the Bankruptcy Court the feasibility of the Plan and the ability of the Debtors to continue operations upon emergence from bankruptcy.  As filed with the Bankruptcy Court as part of the initial form of the Disclosure Statement, which also was filed with the SEC, as part of the Disclosure Statement approved by the Bankruptcy Court, and as otherwise furnished to the SEC, the projections reflected numerous assumptions concerning anticipated future performance and prevailing and anticipated market and economic conditions that were and continue to be beyond our and the other Debtors’ control and that may not materialize.  Projections are inherently subject to uncertainties and to a wide variety of significant business, economic and competitive risks.  Our actual results will vary from those contemplated by the projections and the variations may be material. Neither these projections nor any form of the Disclosure Statement should be considered or relied upon in connection with the purchase of our common stock.

Because our consolidated financial statements are expected to reflect fresh-start accounting adjustments to be made upon emergence from bankruptcy, financial information in our future financial statements will not be comparable to NWA Corp.’s financial information from prior periods.

We expect to adopt fresh-start accounting in accordance with SOP 90-7, pursuant to which our reorganization value, which represents the fair value of the entity before considering liabilities and approximates the amount a willing buyer would pay for the assets of the entity immediately after the reorganization, will be allocated to the fair value of assets in conformity with Statement of Financial Accounting Standards No. 141, Business Combinations, using the purchase method of accounting for business combinations.  We will state liabilities, other than deferred taxes, at a present value of amounts expected to be paid.  The amount remaining after allocation of the reorganization value to the fair value of identified tangible and intangible assets will be reflected as goodwill, which is subject to periodic evaluation for impairment.  In addition, under fresh-start accounting the accumulated deficit will be eliminated.  Thus, our future balance sheets and results of operations will not be comparable in many respects to balance sheets and consolidated statements of operations data for periods prior to the adoption of fresh-start accounting.  The lack of comparable historical information may discourage investors from purchasing our common stock.  Additionally, the financial information incorporated by reference into this prospectus may not be indicative of future financial information.

Risks Related to Ownership of Our Common Stock

The market price of our common stock is subject to volatility.

The market price of our common stock could be subject to wide fluctuations in response to numerous factors, many of which are beyond our control.  These factors include actual or anticipated variations in our operational results and cash flow, our and our competitors’ earnings, changes in financial estimates by securities analysts, trading volume, market conditions in the industry, the general state of the securities markets and the market for stocks of companies in the passenger airline industry, governmental legislation or regulation and currency and exchange rate fluctuations, as well as general economic and market conditions, such as recessions.

There is no prior trading market for shares of our common stock.

We were subject to bankruptcy proceedings from September 2005 through the Effective Date.  These proceedings had a material adverse impact on the public trading market of our prior common stock and resulted in a delisting of our prior common stock from trading on the Nasdaq Stock Market, following which our prior common stock was quoted on the Pink Sheets Electronic Quotation Service under the symbol NWACQ.PK.  In addition, our outstanding prior common stock was cancelled pursuant to the Plan upon emergence from bankruptcy.  Accordingly, the recent trading history of our prior common stock is not indicative of the extent of any public trading market that might develop for our common stock.  We cannot assure you that an active trading market for our common stock will develop or be sustained.  The initial trading prices of our common stock since our emergence from bankruptcy may not correspond to the price at which our common stock may trade in the public market in the future.

Substantial sales of or trading in our common stock could occur in connection with emergence from bankruptcy, which could cause our stock price to be adversely affected.

Shares distributed in connection with the Plan generally may be sold in the public markets or under a registration rights agreement, which we refer to as the “Registration Rights Agreement,” described herein under “The Reorganization — Registration Rights Agreement,” from time to time.  Some of our creditors or other investors who received shares of our common stock in connection with the Plan may sell our shares at any time for any number of reasons. The sale of significant amounts of our common stock or substantial trading in our common stock or the perception in the market that substantial trading in our common stock will occur, may adversely affect the market price of our common stock.

The resale of shares of our common stock pursuant to this prospectus may adversely affect the market price of our common stock.

We have granted registration rights to both J.P. Morgan Securities Inc. and the other Backstop Purchasers.  Giving effect to the transactions contemplated by the Plan, excluding the issuance of any shares to J.P. Morgan Securities Inc. and the other Backstop Purchasers in respect of unsecured claims held by them (which shares also may be subject to registration rights), approximately 10% of all of our outstanding shares are registered for resale under the registration statement of which this prospectus forms a part.

The ability of J.P. Morgan Securities Inc. and the other Backstop Purchasers to sell a large number of shares at any time could be adversely disruptive to the trading price of our common stock.

We do not expect to pay dividends on our common stock for the foreseeable future.

The payment of any future dividends to our stockholders will depend on decisions that will be made by our board of directors and will depend on then existing conditions, including our operating results, financial condition, contractual restrictions, corporate law restrictions, capital agreements, the applicable laws of the State of Delaware and business prospects.  Currently, NWA Corp.’s exit financing facility, which we refer to as the “Exit Financing Facility,” prohibits the payment of dividends.  We do not expect to pay dividends for the foreseeable future.

We are a holding company with no significant operations of our own and depend on our subsidiaries for cash.

We are a holding company, most of our assets are held by our direct and indirect subsidiaries, and we will primarily rely on dividends and other payments or distributions from our subsidiaries to meet our debt service obligations.  The ability of our subsidiaries to pay dividends or make other payments or distributions to us will depend on their respective operating results and may be restricted by, among other things, the laws of their jurisdiction of organization (which may limit the amount of funds available for the payment of dividends), agreements of those subsidiaries, agreements with any co-investors in non-wholly-owned subsidiaries and the covenants of any future outstanding indebtedness we or our subsidiaries may incur.

Provisions in Delaware law, our amended and restated certificate of incorporation and bylaws, and our stockholder rights plan might discourage, delay or prevent a change in control of our company or changes in our management and therefore depress the trading price of our common stock.

Our amended and restated certificate of incorporation and bylaws contain provisions that could depress the trading price of our common stock by acting to discourage, delay or prevent a change in control of our company or changes in our management that our stockholders may deem advantageous. These provisions:

•	authorize the issuance of “blank check” preferred stock that our board of directors could issue to discourage a takeover attempt;

•	prohibit stockholder action by written consent, and require that all stockholder actions be taken at a meeting of our stockholders;

•	provide that the board of directors is expressly authorized to make, amend or repeal our bylaws except in limited circumstances; and

•	establish advance notice requirements for nominations for elections to our board or for proposing matters that can be acted upon by stockholders at stockholder meetings.

NWA Corp. has adopted a stockholder rights plan, or “poison pill.”  Under the rights plan, each share of common stock has a right attached to it which is exercisable upon the occurrence of certain events, including the acquisition by any air carrier with passenger revenues in excess of approximately $1 billion per year (as such amount may be increased based on increases in the Consumer Price Index from 2000) (a “Major Carrier”), a holding company of a Major Carrier or any of their respective affiliates acquires beneficial ownership of 20% or more of NWA Corp.’s outstanding common stock or commences a tender or exchange offer that would result in such person or group acquiring beneficial ownership of 20% or more of NWA Corp.’s outstanding common stock.  Once exercisable, the rights will entitle the stockholders (other than the acquiring person or group) to acquire common stock of NWA Corp. (or in some cases, of the acquiring person) at a significant discount to the market price.

Additionally, we are subject to Section 203 of the Delaware General Corporation Law, which we refer to as the “DGCL,” which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder and which may discourage, delay or prevent a change in control of our company. See “Description of Capital Stock — Anti-takeover Effects of Provisions of the DGCL and Provisions In Our Amended and Restated Certificate of Incorporation and Bylaws and the Rights Plan.”

INCORPORATION BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus.  Later information that we file with the SEC will automatically update and supersede this information.  We incorporate by reference into this prospectus the documents listed below and any future filings made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” including filings made after the date of the initial registration statement and until the selling stockholders sell all of the securities:

1.                                       our Annual Report on Form 10-K for the year ended December 31, 2006 (filed March 16, 2007);

2.                                       our amendments to that Annual Report on Form 10-K filed on April 6, 2007 and April 30, 2007;

3.                                       our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (filed on May 9, 2007); and

4.                                       our Current Reports on Form 8-K dated January 12, 2007, January 23, 2007, February 16, 2007, March 14, 2007, March 16, 2007, March 29, 2007 (under Item 1.01), May 21, 2007, May 29, 2007 (under Item 801) and May 30, 2007.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  Although incorporated by reference into this prospectus, the information contained in our Current Report on
Form 8-K dated February 16, 2007 should not be considered or relied on in connection with the purchase of our common stock.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.  Our internet website is located at http://www.nwa.com.  The contents of the website are not incorporated by reference into this prospectus.  You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:  Northwest Airlines, Inc, Department A4110, 2700 Lone Oak Parkway, Eagan, MN 55121-1534, Telephone Number: (800) 953-3332.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus and the documents incorporated by reference into this prospectus are forward-looking statements and are based upon information available to NWA Corp. on the date the statements are made.  NWA Corp., through its management, may also from time to time make oral forward-looking statements.  In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, NWA Corp. is hereby identifying important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of NWA Corp.  Any such statement is qualified by reference to the following cautionary statements.

NWA Corp. believes that the material risks and uncertainties that could affect the outlook of an airline operating in a global economy include, among others, the ability of NWA Corp. to absorb escalating fuel costs, the ability of NWA Corp. to obtain and maintain normal terms with vendors and service providers, NWA Corp.’s ability to maintain contracts that are critical to its operations, the ability of NWA Corp. to operate pursuant to the terms of its financing facilities (particularly the related financial covenants), the ability of NWA Corp. to attract, motivate and/or retain key executives and associates, the future level of air travel demand, NWA Corp.’s future passenger traffic and yields, the airline industry pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the United States and other regions of the world, the price and availability of jet fuel, the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about SARS, Avian flu or other influenza or contagious illnesses, labor strikes, work disruptions, labor negotiations both at other carriers and NWA Corp., low cost carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuations, inflation and other factors discussed herein.  NWA Corp. also believes that the material risks and uncertainties that could affect us include, among others, that NWA Corp.’s actual financial results may vary significantly from the projections filed with the Bankruptcy Court, that our consolidated financial statements will reflect fresh-start accounting adjustments made upon emergence from bankruptcy, that financial information in our future financial statements will not be comparable to NWA Corp.’s financial information from prior periods, the ability of NWA Corp. to obtain and maintain any necessary financing for operations and other purposes, and the ability of NWA Corp. to maintain adequate liquidity.  NWA Corp. also believes that the material risks and uncertainties that could affect us as a result of the changes in our capital stock in connection with the Plan include, among others, the volatility of the market price of our stock, the lack of prior public trading market for shares of our common stock, that substantial sales of or trading in our common stock could occur in connection with our emergence from bankruptcy, that we pay no dividends, that we are a holding company with no significant operations of our own and depend on our subsidiaries for cash, and that Delaware law, our amended and restated certificate of incorporation and bylaws and our rights plan might discourage, delay or prevent a change in control.

Developments in any of these areas, as well as other risks and uncertainties detailed from time to time in our SEC filings, could cause NWA Corp.’s results to differ from results that have been or may be projected by or on behalf of NWA Corp.  NWA Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  These statements deal with NWA Corp.’s expectations about the future and are subject to a number of factors that could cause actual results to differ materially from NWA Corp.’s expectations.  All subsequent written or oral forward-looking statements attributable to NWA Corp., or persons acting on behalf of NWA Corp., are expressly qualified in their entirety by the factors described above.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares of our common stock offered by this prospectus, and we will not receive any of such proceeds.

DIVIDEND POLICY

Since 1989, NWA Corp. has not paid any dividends on its common stock and does not expect to pay dividends for the foreseeable future.  NWA Corp.’s Exit Financing Facility prohibits the payment of dividends. In addition to requiring a waiver or elimination of such prohibition, the payment of any future dividends to our stockholders will depend on decisions that will be made by our board of directors and will depend on then existing conditions, including our financial condition, contractual restrictions, corporate law restrictions, capital requirements and business prospects.

THE REORGANIZATION

This section provides a description of the Debtors’ reorganization and emergence from bankruptcy reflecting the acceptance of the Plan by all classes entitled to vote and confirmation and approval of the Plan by the Bankruptcy Court. The description of the Plan contained in this section is qualified in its entirety by reference to the Plan. The terms of the Plan are more detailed than the description provided in this section, which may have omitted descriptions of items that may be of interest to particular investors. Therefore, please carefully consider the actual provisions of the Plan for more complete information. For further detail regarding the bankruptcy proceeding, please see the Notes to the Consolidated Financial Statement incorporated by reference herein.

On September 14, 2005, all but one of the Debtors filed voluntary petitions for relief under Chapter 11 with the Bankruptcy Court.  Subsequently, on September 30, 2005, NWA Aircraft Finance, Inc., an indirect subsidiary of NWA Corp. and the remaining Debtor, also filed a voluntary petition for relief under Chapter 11.  The Bankruptcy Court is jointly administering these cases under the caption “In re Northwest Airlines Corporation, et al., Case No. 05-17930 (ALG).”  Accordingly, the consolidated financial statements incorporated by reference herein have been prepared in accordance SOP 90-7, and on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of post-petition liabilities in the ordinary course of business.  In accordance with SOP 90-7, the financial statements for the periods presented distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of NWA Corp.  The consolidated financial statements incorporated by reference herein include certain subsidiaries that did not file to reorganize under Chapter 11.  The assets and liabilities of these subsidiaries are not considered material to the consolidated financial statements.

Plan of Reorganization

On January 12, 2007, the Debtors filed with the Bankruptcy Court an initial form of the Plan.  On February 15, 2007, NWA Corp. filed with the Bankruptcy Court an amended form of the Plan and the initial form of the Disclosure Statement.  On March 30, 2007, the Bankruptcy Court entered orders approving the Disclosure Statement and the Equity Commitment Agreement.  On May 18, 2007, the Bankruptcy Court entered an order confirming the Plan, and we emerged from bankruptcy on the Effective Date.

The Plan provides for the treatment of claims of creditors and the implementation of agreements with key labor groups, lenders and suppliers, as well as the raising of new equity capital by NWA Corp.  The Plan restructures NWA Corp.’s balance sheet through the elimination of all pre-petition unsecured debt. Under the Plan, (i) 225,788,536 shares of our common stock were issued to holders of certain general unsecured claims; (ii) 8,622,772 shares of our common stock were issued to such holders who also hold a guaranty from a Debtor; (iii) 9,788,692 shares of our common stock were issued under a management equity plan; (iv) 1,862,581 shares of our common stock were sold pursuant to the Rights Offering, (v) 21,748,530 shares were purchased in accordance with the Equity Commitment Agreement and a related syndication agreement by J.P. Morgan Securities Inc. and the other Backstop Purchasers who provided a backstop; and (vi) 4,166,667 shares of our common stock also were purchased from NWA Corp. by J.P. Morgan Securities Backstop Purchasers in the Rights Offering. Some or all of such purchasers also may be entitled to certain of the shares referred to in clause (i) in partial satisfaction of unsecured claims held by them. The registration statement of which this prospectus forms a part relates to the proposed resale of such of the 21,748,530 shares of our common stock purchased by J.P. Morgan Securities Inc. and the other Backstop Purchasers and such 4,166,667 shares of our common stock to be purchased from us by J.P. Morgan Securities Inc. and the other Backstop Purchasers.

Shareholders of NWA Corp. prior to the effective date of the Plan received no distributions under the Plan and their stock outstanding prior to that date was cancelled.

Rights Offering

Pursuant to the Plan and an order of the Bankruptcy Court approving the Rights Offering subscription procedures, NWA Corp. conducted the Rights Offering, whereby holders of Allowed Class 1D Claims (other than Subordinated Claims, as defined in the Plan) as of the record date fixed by the Bankruptcy Court for the solicitation of acceptances and rejections of the Plan were offered the right to purchase up to their pro rata share of 23,611,111 shares of our common stock at a purchase price of $27.00 per share. The Rights Offering terminated on May 7, 2007.  Pursuant to the Rights Offering, 1,862,581 shares of common stock were subscribed for and the remaining 21,748,530 shares of common stock were purchased by J.P. Morgan Securities Inc. and the other Backstop Purchasers pursuant to the Equity Commitment Agreement and the Syndication Agreement.  See “Equity Commitment Agreement.”

Equity Commitment Agreement

In connection with the Rights Offering, NWA Corp. and Northwest Airlines, Inc., as guarantor, entered into the Equity Commitment Agreement with J.P. Morgan Securities Inc. pursuant to which J.P. Morgan Securities Inc. committed to purchase from us, at $27.00 per share, any of the 23,611,111 shares of our common stock to be offered pursuant to the Rights Offering not subscribed for and issued pursuant to the Rights Offering. Since 1,862,581 shares were purchased in the Rights Offering, J.P. Morgan Securities Inc. and the other Backstop Purchasers purchased 21,748,530 shares pursuant to that commitment. Pursuant to the Equity Commitment Agreement, J.P. Morgan Securities Inc.

agreed to purchase from us an additional 4,166,667 shares of our common stock. Also pursuant to the Equity Commitment Agreement, in consideration for these commitments from J.P. Morgan Securities Inc., NWA Corp. paid J.P. Morgan Securities Inc. a $20,625,000 fee, which we refer to as the “Backstop Fee,” subject to disgorgement under certain limited circumstances.

In connection with the Equity Commitment Agreement, J.P. Morgan Securities Inc. entered into a syndication agreement, which we call the “Syndication Agreement,” with the other Backstop Purchasers, whereby each other Backstop Purchaser agreed to purchase from J.P. Morgan Securities Inc. a portion of the shares of our common stock purchased by J.P. Morgan Securities Inc. under the Equity Commitment Agreement. No Backstop Purchaser is a competitor of NWA Corp. The other Backstop Purchasers received a portion of the Backstop Fee in consideration for their commitments under the Syndication Agreement.

Registration Rights Agreement

NWA Corp. has entered into the Registration Rights Agreement providing for registration of the resale of our common stock by J.P. Morgan and the other Backstop Purchasers and has filed the registration statement of which this prospectus forms a part with the SEC for this purpose. Among other things, pursuant to the terms of the Registration Rights Agreement:

•                  the registration statement of which this prospectus forms a part shall be kept effective for two years after the later of (i) the initial effective date of such registration and (ii) the effective date of the Plan;

•                  in the event that the registration statement of which this prospectus is a part ceases to be effective, we will be required to use commercially reasonable efforts to:

•                  cause a replacement registration statement to be filed with the SEC as promptly as practicable,

•                  have that replacement registration statement declared effective by the SEC as promptly as practicable after its filing, and

•                  cause that replacement registration statement to remain continually effective and properly supplemented and amended for two years following the first day of effectiveness of that replacement registration statement;

•                  if we propose to file certain types of registration statements under the Securities Act with respect to an offering of our equity securities at a time when the registration statement of which this prospectus forms a part, or a replacement thereof, is not effective, then we will be required to use commercially reasonable efforts to offer the other parties to the Registration Rights Agreement the opportunity to register all or part of their shares on the terms and conditions set forth in the Registration Rights Agreement;

•                  we will pay certain expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of J.P. Morgan Securities Inc. and the other Backstop Purchasers (considered together), excluding underwriting fees, discounts and commissions; and

•                  the registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter. The Registration Rights Agreement also contains customary indemnification and contribution provisions, and certain limited representations and warranties made by us to the other parties to the Registration Rights Agreement. Further details concerning these representations and warranties and the other terms of the Registration Rights Agreement may be obtained through a review of the Registration Rights Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

SELLING STOCKHOLDERS

Information with respect to beneficial ownership has been furnished by each selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC.  To our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The shares of common stock that may be offered pursuant to this prospectus were acquired by the selling stockholders in connection with the transactions contemplated by the Plan.

The following table sets forth information with respect to the selling stockholders and the shares of NWA Corp.’s common stock beneficially owned by the selling stockholders that may be offered pursuant to this prospectus.  The selling stockholders may offer pursuant to this prospectus all, some or none of their shares of common stock that as indicated in the table may be offered hereunder.  The number of shares of common stock shown in the table as beneficially owned by each selling stockholder consists of (i) the number of shares purchased by the selling stockholder under the Equity Commitment Agreement or the Syndication Agreement, (ii), except as noted for “all other selling stockholders” below, the number of shares of common stock purchased by the selling stockholder on a when-issued basis prior to the date hereof, plus (iii), except as noted for “all other selling stockholders” below, the number of shares estimated to be received by the selling stockholder in its capacity as the holder of certain allowed general unsecured claims under the Plan. The estimated number of shares referred to in clause (iii) is expected to increase, but not in a material respect, to the extent that certain disputed claims are disallowed in certain amounts pursuant to the Plan subsequent to the Effective Date.

		Maximum number of shares of common	Number of shares of	Percentage of shares of common stock beneficially owned
Name	Number of shares of common stock beneficially owned	stock that may be offered by this prospectus	common stock to be beneficially owned after offering (1)	Before offering	If maximum number of shares offered are sold
BlackRock Funds - High Yield Bond Portfolio (2)(3)	345,536	345,536	0	*	*
BlackRock High Income Fund of BlackRock Bond Fund, Inc. (4)(3)	345,536	345,536	0	*	*
Castlerigg Master Investments Ltd. (5)	2,394,380	1,382,144	1,012,236	*	*
Harbinger Capital Partners Master Fund I, Ltd. (6)	7,910,074	2,245,984	5,664,090	3.0%	2.2%
Harbinger Capital Partners Special Situations Fund, L.P. (7)	2,236,418	863,840	1,372,578	*	*
John Hancock Funds II High Income Fund	1,025,690	210,155	815,535	*	*
John Hancock High Yield Fund	3,210,352	647,880	2,562,472	1.2%	*
John Hancock Large Cap Equity Fund	821,229	123,875	697,354	*	*
John Hancock Trust High Income Trust	1,061,833	217,584	844,249	*	*
JP Morgan Securities Inc. (8)	2,341,575	1,209,374	1,132,201	*	*
MGF US High Yield Fund	43,601	9,882	33,719	*	*
Merrill Lynch Global Investment Series: Income Strategies Portfolio (9)(3)	691,072	691,072	0	*	*

		Maximum number of shares of common	Number of shares of	Percentage of shares of common stock beneficially owned
Name	Number of shares of common stock beneficially owned	stock that may be offered by this prospectus	common stock to be beneficially owned after offering (1)	Before offering	If maximum number of shares offered are sold
SOF Investments, L.P. (10)	3,375,251	1,727,680	1,647,571	1.3%	*
Stark Master Fund Ltd. (11)	6,163,613	3,455,360	2,708,253	2.3%	1.0%
The Galaxite Master Unit Trust (12)(3)	172,768	172,768	0	*	*
Watershed Capital Institutional Partners, L.P. (13)	1,396,423	1,068,259	328,164	*	*
Watershed Capital Partners, L.P. (13)	403,609	281,059	122,550	*	*
Watershed Capital Partners (Offshore), Ltd. (13)	540,919	378,362	162,557	*	*
Wayzata Recovery Fund, LLC (14)	3,135,177	2,591,520	543,657	1.2%	*
All other selling stockholders (15)	7,947,327	7,947,327	0	3.0%	*

*                                          Represents less than 1%

(1)                                  Assumes all shares that may be sold under this prospectus are sold.

(2)                                  BlackRock Funds – High Yield Bond Portfolio is a Massachusetts business trust for which BlackRock Financial Management, Inc. (which we refer to as “BRFM”) serves as sub-adviser. BRFM is a registered investment advisor and is an indirect wholly-owned subsidiary of BlackRock, Inc. (which we refer to as “BlackRock”).

(3)                                  BlackRock Investments, Inc. and State Street Research Investment Services, Inc., each a registered broker-dealer and member of the National Association of Securities Dealers, Inc. (which we refer to as the “NASD”), are also each an indirect wholly-owned subsidiary of BlackRock.

On September 29, 2006, Merrill Lynch & Co., Inc. (which we refer to as “Merrill Lynch”) contributed the entities and assets that constituted its investment management business (which we refer to as the “MLIM Business,” formerly named Merrill Lynch Investment Managers or “MLIM”), to BlackRock. In exchange for this contribution, BlackRock issued to Merrill Lynch 52,395,082 shares of common stock and 12,604,918 shares of Series A non-voting participating preferred stock. Immediately following the closing, Merrill Lynch owned 45% of the voting common stock and approximately 49.3% of the fully-diluted capital stock of the combined company (we refer to such transactions, collectively, as the “MLIM Transaction”). The PNC Financial Services Group, Inc. (which we refer to as “PNC”), which owned approximately 69% of the total capital stock of BlackRock immediately prior to the MLIM Transaction, owned approximately 34% of the total capital stock of BlackRock immediately following the closing.

Merrill Lynch indirectly owns the following registered broker-dealers and members of the NASD: Merrill Lynch, Pierce, Fenner & Smith Incorporated, FAM Distributors, Inc., Merrill Lynch Professional Clearing Corp., Merrill Lynch Government Sercurities, Inc. and Advest, Inc.

PNC indirectly owns the following registered broker-dealers and member of the NASD: PNC Capital Markets, Inc., J.J.B. Hilliard, W.L. Lyons, Inc., PFPC Distributors, Inc., MGI Funds Distributor, Inc., ABN AMRO Distribution Services (USA), Inc., BlackRock Distributors, Inc., Northern Funds Distributors, LLC, PNC Investments LLC, Persimmon Securities, Inc. and Harris Williams & Co.

(4)                                  BlackRock High Income Fund of BlackRock Bond Fund, Inc. is a Maryland corporation for which BRFM serves as sub-adviser. BRFM is a registered investment advisor and is an indirect wholly-owned subsidiary of BlackRock.

(5)                                  Thomas E. Sandell is the controlling person of Sandell Asset Management Corp. (which we refer to as “SAMC”), the investment manager of Castlerigg Master Investments Ltd. (which we refer to as  “Master”), and may be deemed to share beneficial ownership of the shares beneficially owned by Master.  Castlerigg International Ltd. (which we refer to as  “Castlerigg International”) is the controlling shareholder of Castlerigg International Holdings Limited (which we refer to as “Holdings”).  Holdings is the controlling shareholder of Master.  Each of Holdings and Castlerigg International may be deemed to share beneficial ownership of the shares beneficially owned by Castlerigg Master Investments.  SAMC, Mr. Sandell, Holdings and Castlerigg International each disclaims beneficial ownership of the securities with respect to which indirect beneficial ownership is described.  Master’s address is c/o SAMC, 40 West 57th Street, New York, New York 10019.

(6)                                  These securities may also be deemed to be beneficially owned by Harbinger Capital Partners Offshore Manager, L.L.C., the investment manager of Harbinger Capital Partners Master Fund I, Ltd. (which we refer to as  “Master Fund”), HMC Investors, L.L.C., its managing member (which we refer to as “HMC Investors”), Harbert Management Corporation (which we refer to as  “HMC”), the managing member of HMC Investors, Philip Falcone, a shareholder of HMC and the portfolio manger of the Master Fund, Raymond J. Harbert, a shareholder of HMC, and Michael D. Luce, a shareholder of HMC.  Each such person disclaims beneficial ownership of the reported securities except to the extent of his or its pecuniary interest therein, and this report shall not be deemed an admission that such person is the beneficial owner of the securities for purposes of Section 13 or 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.  The persons above may also be deemed to be affiliated with HMC Investments, Inc., a registered broker-dealer.

(7)                                  These securities may also be deemed to be beneficially owned by Harbinger Capital Partners Special Situations GP, LLC (“HCPSSGP”), HMC-New-York, Inc. (which we refer to as  “HMCNY”), HMC, Philip Falcone, Raymond J. Harbert, and Michael D. Luce.  HCPSSGP is the general partner of Harbinger Capital Partners Special Situations Fund, L.P. (which we refer to as “Special Situations Fund”).  HMCNY is the managing member of HCPSSGP.  HMC wholly owns HMCNY.  Philip Falcone is the portfolio manager of Special Situations Fund and is a shareholder of HMC.  Raymond J. Harbert and Michael D. Luce are shareholders of HMC.  Each such person disclaims beneficial ownership of the reported securities except to the extent of his or its pecuniary interest therein, and this report shall not be deemed an admission that such person is the beneficial owner of the securities for purposes of Section 13 or 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.  The persons above may also be deemed to be affiliated with HMC Investments, Inc., a registered broker-dealer.

(8)                                  These securities may also be deemed to be beneficially owned by JPMorgan Chase & Co., the indirect parent of J.P. Morgan Securities Inc.

(9)                                  Merrill Lynch Global Investment Series: Income Strategies Portfolio is a Luxembourg FCP (Funds Commun de Placement) which BRFM serves as investment advisor. BRFM is a registered investment advisor and is an indirect wholly-owned subsidiary of BlackRock.

(10)                            MSD Capital, L.P. is the general partner of SOF Investments, L.P. and therefore may be deemed to be the indirect beneficial owner of the shares owned by SOF Investments, L.P. MSD Capital Management LLC is the general partner of MSD Capital, L.P.

(11)                            Figures do not include 237,661 shares of common stock owned by Stark Event Master Fund Ltd.  Michael A. Roth and Brian J. Stark have voting and investment control over securities owned by Stark Master Fund Ltd. and Stark Event Master Fund Ltd., but Messrs. Roth and Stark disclaim beneficial ownership of such securities.

(12)                            The Galaxite Master Trust Unit is a Cayman Island unit trust for which BRFM serves as investment adviser. BRFM is a registered advisor and is an indirect wholly-owned subsidiary of BlackRock.

(13)                            WS Partners, L.L.C., as general partner of Watershed Capital Partners, L.P. (which we refer to as “WCP”) and Watershed Capital Institutional Partners, L.P. (which we refer to as “WCIP”), may be deemed for purposes of Rule 13d-3 under the Exchange Act, to beneficially own the estimated 1,800,032 shares owned by WCP and WCIP.  Watershed Asset Management, L.L.C. (which we refer to as “Watershed”), as the investment adviser to WCP, WCIP and Watershed Capital Partners (Offshore), Ltd. (which we refer to as “WCOP”; we refer to WCP, WCIP and WCOP, collectively, as the “Watershed Funds”), may be deemed, for purposes of Rule 13d-3 under the Exchange Act, to beneficially own an estimated 2,340,951 shares owned directly by the Watershed Funds.  As the Senior Managing Member of each of Watershed and WS Partners, L.L.C. (which we refer to collectively as the “Watershed Management Entities”), Ms. Meridee Moore may be deemed, for purposes of Rule 13d-3 under the Exchange Act, to beneficially own an estimated 2,340,951 shares beneficially owned by the Watershed Management Entities.  The Watershed Management Entities and Ms. Moore disclaim any beneficial ownership of any of the shares owned by the Watershed Funds.  All of the above-mentioned persons and entities disclaim group attribution.

(14)                            Wayzata Investment Partners LLC, which we refer to as “Wayzata”, as investment adviser, has voting power and investment control over any shares of common stock owned or that will be owned by the selling stockholder.  In addition to the shares held by the selling stockholder, Wayzata may also be deemed to own 7,988,035 shares of common stock expected to be received with respect to bankruptcy claims held by other funds under Wayzata’s management.  Patrick J. Halloran or his designees exercise voting and investment control over the shares on Wayzata’s behalf.  Wayzata and Mr. Halloran disclaim beneficial ownership of the shares held by Wayzata funds.

(15)                            Information about other selling stockholders will be set forth, from time to time, in prospectus supplements or, to the extent required, in post-effective amendments. The table assumes that any such other selling stockholders do not beneficially own any shares of common stock other than the shares of common stock purchased by them under the Equity Commitment Agreement or Syndication Agreement.

DESCRIPTION OF CAPTIAL STOCK

The following is a description of the material terms of the capital stock of NWA Corp.  This description also summarizes certain provisions of the DGCL.

Authorized Capital Stock

NWA Corp. has authority to issue a total of 450,000,000 shares of capital stock, which we refer to as NWA Corp. capital stock, consisting of:

•                 400,000,000 shares of common stock, par value $0.01 per share; and

•                 50,000,000 shares of preferred stock, par value $0.01 per share.

Outstanding Capital Stock

The following capital stock is issued and outstanding:

•                 263,209,002 shares of common stock; and

•                 no shares of preferred stock.

Rights and Preferences of NWA Corp. Capital Stock

Common Stock

Voting Rights

All shares of our common stock have identical rights and privileges. The holders of shares of our common stock are entitled to vote on all matters submitted to a vote of our stockholders, including the election of directors. On all matters to be voted on by holders of shares of our common stock, the holders are entitled to one vote for each share of our common stock held of record, and have no cumulative voting rights. Such right to vote shall be subject to the right of the board of directors of NWA Corp. to fix a record date for voting stockholders.

Dividend Rights

Subject to limitations under the DGCL, preferences that may apply to any outstanding shares of preferred stock and contractual restrictions, holders of our common stock are entitled to receive ratably dividends or other distributions when and if declared by NWA Corp.’s board of directors. NWA Corp.’s Exit Financing Facility prohibits the payment of dividends. In addition to requiring a waiver or elimination of such prohibition, the payment of any future dividends to our stockholders will depend on decisions that will be made by our board of directors and will depend on then existing conditions, including our financial condition, contractual restrictions, corporate law restrictions, capital requirements and business prospects. The ability of our board of directors to declare dividends also will be subject to the rights of any holders of outstanding shares of our preferred stock and the availability of sufficient funds under the DGCL to pay dividends. For a more complete description of the dividend rights of holders of shares of our preferred stock, see “- Blank Check Preferred Stock” below. For a more complete description of our dividend policy, see “Dividend Policy.”

Liquidation Preference

In the event of a liquidation, dissolution or winding up of NWA Corp., after the payment in full of all amounts owed to our creditors and holders of any outstanding shares of our preferred stock, the remaining assets of NWA Corp. will be distributed ratably to the holders of shares of our common stock. The rights, preferences and privileges of holders of shares of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that NWA Corp. may designate and issue in the future without stockholder approval.

Assessments and Liability

Holders of our common stock are not subject to further calls or assessments as a result of their holding shares of the common stock. No personal liability will attach to holders of our common stock under the laws of the State of Delaware (our state of incorporation) or of the State of Minnesota (the state in which our principal place of business is located).

Other Rights

Holders of our common stock do not have pre-emptive, subscription, redemption or conversion rights.

Blank Check Preferred Stock

Under the terms of our Amended and Restated Certificate of Incorporation, NWA Corp.’s board of directors is authorized to issue from time to time, without stockholder approval, up to an aggregate of 50,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. If NWA Corp.’s board of directors decides to issue shares to persons supportive of current management, this could render more difficult or discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest or otherwise.

Authorized but unissued shares also could be used to dilute the stock ownership of persons seeking to obtain control of NWA Corp. See “Anti-takeover Effects of Provisions of the DGCL and Provisions In Our Amended and Restated Certificate of Incorporation and Bylaws and the Rights Plan - Stockholder Rights Plan” below.

Anti-takeover Effects of Provisions of the DGCL and Provisions In Our Amended and Restated Certificate of Incorporation and Bylaws and the Rights Plan

The DGCL contains, and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain, a number of provisions that may have the effect of discouraging transactions that involve an actual or threatened change of control of NWA Corp. In addition, provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares held by our stockholders.

Section 203

We are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years from the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained this status with the approval of the board or unless the business combination was approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years owned, 15% or more of the corporation’s voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to NWA Corp. and, accordingly, may discourage attempts to acquire NWA Corp.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the following, which, in each case, may have the effect of discouraging transactions that involve an actual or threatened change of control of NWA Corp.:

No Written Consent of Stockholders

Any action to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.

Foreign Ownership Limitation

Our Amended and Restated Certificate of Incorporation limits the total number of shares of equity securities held by all persons who fail to qualify as citizens of the United States to no more than 25% of the voting power of NWA Corp.’s outstanding equity securities. In the event that this threshold is exceeded, the number of votes such holders will be entitled to vote shall be reduced pro rata by such amount so that their aggregate voting power equals this threshold amount. The Amended and Restated Certificate of Incorporation provides that we may require a certification from holders of our common stock as to the amount of equity securities held by holders who are not citizens of the United States.

Transfer Restrictions

Our Amended and Restated Certificate of Incorporation provides that, except as may otherwise be agreed to by NWA Corp.’s board of directors, any attempted transfer of our common stock prior to the expiration of two years after the Effective Date will be prohibited and void if such transfer would cause the percentage of common stock that such transferee or any other person owns or would be treated as owning (applying specific computational rules) to increase to 4.95% or above, or where the transfer would cause an increase in such ownership percentage from 4.95% or above to a greater ownership percentage. Our Amended and Restated Certificate of Incorporation also contains similar provisions restricting the ability of persons who own or would be treated as owning 5% or more of our outstanding common stock (applying specific computational rules) to dispose of their shares without consent of NWA Corp.’s board of directors during the term of the transfer restrictions. Our Amended and Restated Certificate of Incorporation provides that these restrictions are subject to an extension of up to three years if NWA Corp.’s board of directors determines in its reasonable discretion that such extension is necessary to preserve the value of NWA Corp.’s net operating losses under section 382 of the Internal Revenue Code.

Stockholder Rights Plan

We have a stockholder rights plan, or “poison pill.” Under the rights plan, each share of our common stock issued by us has a right attached to it that is exercisable upon the occurrence of certain events, including the acquisition by any air carrier with passenger revenues in excess of approximately $1 billion per year (as such amount may be increased based on increases in the Consumer Price Index from 2000) (a “Major Carrier”), a holding company of a Major Carrier or any of their respective affiliates acquires beneficial ownership of 20% or more of our outstanding common stock or commences a tender or exchange offer that would result in such person or group acquiring beneficial ownership of 20% or more of our outstanding common stock. Once exercisable, the rights will entitle the stockholders (other than the acquiring person or group) to acquire common stock of NWA Corp. (or in some cases, of the acquiring person) at a substantial discount to the market price.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareholder Services, Inc.

Limitations on Liability and Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our amended and restated certificate of incorporation limits the liability of directors to the fullest extent permitted by the DGCL.  In addition, our amended and restated bylaws provides that we must indemnify our directors and officers to the full extent permitted by the DGCL.  Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of a director to NWA Corp. for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to NWA Corp. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The limitation of liability and indemnification provisions included in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

PLAN OF DISTRIBUTION

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell some or all of the securities covered by this prospectus from time to time on any stock exchange or automated inter-dealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the securities by one or more of the following methods, without limitation:

•                  block trades in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•                  an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

•                  ordinary brokerage transactions and transactions in which the broker solicits purchases;

•                  privately negotiated transactions;

•                  short sales, either directly or with a broker-dealer or affiliate thereof;

•                  through the writing of options on the securities, whether or not the options are listed on an options exchange;

•                  through loans or pledges of the securities to a broker-dealer or an affiliate thereof;

•                  by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our common stock;

•                  through the distribution of the securities by any selling stockholder to its partners, members or stockholders;

•                  one or more underwritten offerings on a firm commitment or best efforts basis; and

•                  any combination of any of these methods of sale.

We do not know of any arrangements by the selling stockholders for the sale of any of the securities.

For example, the selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated inter-dealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. As and when a selling stockholder takes such actions, the number of securities offered under this prospectus on behalf of such selling stockholder will decrease. The plan of distribution for that selling stockholder’s securities will otherwise remain unchanged.

A selling stockholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales. A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling stockholder may also loan the securities offered hereby to a broker-dealer and the broker-dealer may sell the loaned securities pursuant to this prospectus.

A selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third-party may use securities pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third-party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

To the extent required under the Securities Act, the aggregate amount of selling stockholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, as amended, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

Under the Equity Commitment Agreement and the Registration Rights Agreement, we have agreed to indemnify in certain circumstances certain of the selling stockholders against certain liabilities, including liabilities under the Securities Act, as amended. Certain of the selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act, as amended.

Certain of the securities offered hereby were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act, as amended. We agreed to use commercially reasonable efforts to register the securities under the Securities Act, as amended, and to keep the registration statement of which this prospectus is a part effective for a specified period of time. We have agreed to pay certain expenses in connection with this offering, including the fees and expenses of one counsel retained by or on behalf of J.P. Morgan Securities Inc. and/or the other Backstop Purchasers (considered together), excluding underwriting fees, discounts and commissions.

We will not receive any proceeds from sales of any securities by the selling stockholders.

We cannot assure you that the selling stockholders will sell all or any portion of the securities offered hereby.

SHARES OF COMMON STOCK ISSUED IN THE
REORGANIZATION ELIGIBLE FOR FUTURE SALES

Issuance of Securities

With certain exceptions, and under certain conditions discussed below, Section 1145, which we refer to as “Section 1145,” of the Bankruptcy Code exempts the offer or sale of securities under a plan of reorganization (as well as subsequent distributions by the distribution agent) from registration under the Securities Act and state and local laws. Under Section 1145, generally, such registration requirements for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security do not apply if the offer or sale under a plan of a security of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan is (i) in exchange for a claim against, an interest in, or a claim for an administrative expense in the case concerning, the debtor or such affiliate; or (ii) is principally in such exchange and partly for cash or property. The Plan provides that our shares of common stock issued and distributed shall be, and shall be deemed to be, exempt from registration under any applicable federal or state securities law to the fullest extent permissible under applicable non-bankruptcy law and under bankruptcy law, including, without limitation, Section 1145.

Subsequent Transfers of Securities

Subject to volume and transfer restrictions under the Securities Act on sales by affiliates, the shares of our common stock issued under the Plan may be freely transferred by most recipients following distribution under the Plan, and certain resales and subsequent transactions in such shares of our common stock are exempt from registration under federal and state securities laws, unless the holder is an “underwriter” with respect to such shares of common stock. Subsection (b) of Section 1145 defines four types of “underwriters:”

•                  persons who purchase a claim against, an interest in, or a claim for an administrative expense against the debtor with a view to distributing any securities received in exchange for such a claim or interest;

•                  persons who offer to sell securities offered under a plan for the holders of such securities;

•                  persons who offer to buy such securities from the holders of such securities, if the offer to buy is (A) with a view to the distribution of such securities or (B) made under a distribution agreement; and

•                  a person who is an “issuer” with respect to the securities, as the term “issuer” is defined in Section 2(a)(11) of the Securities Act.

Under Section 2(a)(11) of the Securities Act, an “issuer” includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer.

To the extent that persons deemed to be “underwriters” received shares of our common stock in the Plan, resales by such persons would not be exempted by Section 1145 from registration under the Securities Act or other applicable law. Persons deemed to be underwriters, however, may be able to sell these shares of our common stock without registration subject to the provisions of Rule 144 under the Securities Act, which permits the public sale of securities received under a plan of reorganization by persons who would be deemed to be “underwriters” under Section 1145, subject to the availability to the public of current information regarding the issuer and to volume limitations and certain other conditions.

Whether or not any particular person would be deemed an “underwriter” with respect to shares of our common stock would depend upon various facts and circumstances applicable to that person. Accordingly, we express no view as to whether any particular person that will receive distributions under the plan of reorganization will be an “underwriter” with respect to these shares of common stock.

Given the complex and subjective nature of the question of whether a particular holder may be an underwriter, we make no representation concerning the right of any person to trade in the shares of our common stock issued pursuant to the Plan. We recommend that recipients of our securities consult their own counsel concerning whether they may freely trade these shares of common stock under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon under United States law for us by Michael L. Miller, our Vice President – Law and Secretary.

EXPERTS

The consolidated financial statements and schedule of Northwest Airlines Corporation appearing in Northwest Airlines Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein (which contain an explanatory paragraph describing conditions that raise substantial doubt about Northwest Airlines Corporation’s ability to continue as a going concern as described in Notes 1 and 2 to the consolidated financial statements), and incorporated herein by reference.  Such financial statements and schedule, and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the resale of the shares of our common stock offered by this prospectus.  This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information with respect to us and our common stock offered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.  Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.   A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.  The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.  We maintain a website at http://www.nwa.com.  You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  The reference to our web address does not constitute incorporation by reference of the information contained at such site.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Expenses payable by Northwest Airlines Corporation (“NWA Corp.”) in connection with the sale of the common stock being registered, other than the Backstop Fee, are estimated as follows:

Amounts to be Paid
Securities and Exchange Commission Registration fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$23,025
Legal fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$150,000
Accounting fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$5,000
Printing of Registration Statement, Prospectus, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$15,000
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$6,975
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$200,000

Item 15.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The indemnity may include expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.  A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

In accordance with Section 102(b)(7) of the DGCL, the Restated Certificate of Incorporation of NWA Corp. provides that the directors of NWA Corp. shall not be personally liability to NWA Corp. or its stockholders for monetary damages for violations of their fiduciary duty, except  (i) for any breach of the director’s fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. Our Restated Certificate of Incorporation will contain provisions permitted by Section 102(b)(7) of the DGCL.

Article VIII of the bylaws, as amended and restated, of NWA Corp. provides for indemnification of the officers and directors of NWA Corp. to the full extent permitted by applicable law.

Item 16.  Exhibits.

See Exhibit Index.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)                                  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission (the “SEC”) by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)                                  that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)                                  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)                                  that, for the purpose of determining liability under the Securities Act of 1933 (the “Securities Act”) to any purchaser:

(i)                                     each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)                                  that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  any free writing prospectus relating to the offering prepared by, or on behalf of, the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota on May 30, 2007.

NORTHWEST AIRLINES CORPORATION (DEBTOR-IN-POSSESSION) (Registrant)
By:	*
Name: Title:	Douglas M. Steenland President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Douglas M. Steenland *	President, Chief Executive Officer and Director (principal executive officer)	May 30, 2007
Neal S. Cohen /s/ Anna M. Schaefer	Executive Vice President and Chief Financial Officer (principal financial officer)	May 30, 2007
Anna M. Schaefer *	Vice President-Finance and Chief Accounting Officer (principal accounting officer)	May 30, 2007
Gary L. Wilson *	Chairman of the Board of Directors	May 30, 2007
Ray W. Benning, Jr *	Director	May 30, 2007
Roy Bostock *	Director	May 30, 2007
John Engler *	Director	May 30, 2007
Robert L. Friedman *	Director	May 30, 2007
Doris Kearns Goodwin *	Director	May 30, 2007
Dennis F. Hightower *	Director	May 30, 2007
Jeffrey G. Katz	Director	May 30, 2007
George J. Kourpias *	Director
Frederic V. Malek *	Director	May 30, 2007
Leo M. van Wijk *	Director	May 30, 2007
William S. Zoller	Director	May 30, 2007

* by:	/s/ Anna M. Schaefer
Anna M. Schaefer
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
3.1

Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to Northwest Airlines Corporation's Registration Statement on Form S-8 filed on May 30, 2007 (the "Form S-8").

3.2	Amended and Restated Bylaws. Incorporated by reference to Exhibit 3.2 to the Form S-8.

3.3	Certificate of Designation of Series A Junior Participating Preferred Stock of Northwest Airlines Corporation. Incorporated by reference to Exhibit 3.3 to the Form S-8.

4.1

The registrant hereby agrees to furnish to the Securities and Exchange Commission, upon request, copies of certain instruments defining the rights of holders of long-term debt of the kind described in Item 601(b) (4) of Regulation S-K.

4.2

Rights Agreement, dated as of May 25, 2007, between Northwest Airlines Corporation and Computershare Trust Company, N.A., as Rights Agent. Incorporated by reference to Exhibit 1 to Northwest Airlines Corporation's Registration Statement on Form 8-A filed on May 30, 2007.

4.3*	Registration Rights Agreement by and Northwest Airlines Corporation, J.P. Morgan Securities Inc. and any parties identified on the signature pages of any joinder agreements executed pursuant thereto.

5.1**	Opinion of Michael L. Miller, Vice President — Law and Secretary of Northwest Airlines Corporation, as to the validity of the securities being registered.

23.1*	Consent of Ernst & Young LLP.

23.2**	Consent of Michael L. Miller, Vice President — Law and Secretary of Northwest Airlines Corporation (included in Exhibit 5.1).

24.1**	Powers of Attorney.

*                 Filed herewith.

**          Previously filed.